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                                                                   EXHIBIT 10.19

                          RESTATED EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of this 29th day of October, 1999 by and between Team Communications Group, Inc. ("Company") and Jonathan D. Shapiro ("Executive"), in connection with Company's engagement of Executive's personal services as President and Chief Operating Officer of the Company.

         1.       EMPLOYMENT; DUTIES AND ACCEPTANCE:

                  (a)      Employment by Company.

                  Company hereby engages Executive and Executive hereby agrees to provide to Company services as the President and Chief Operating Office of the Company on the terms and conditions of this Agreement. In such capacity Executive will report to, and serve under the direct direction and subject to express supervision of the Company's Chairman of the Board and Chief Executive Officer. Throughout the Term of this Agreement Executive shall, subject to the provisions contained herein, devote all of his work time to the employment described hereunder, and Executive shall not engage in or participate in the operation or management of, or render any services to, any other business, enterprise or individual, directly or indirectly.

                  (b)      Duties.

                  Executive shall be the primarily responsible for assisting the Chief Executive Officer in implementing the Company's business plan, including assisting the Chief Executive Officer in the acquisition and development of new programming, supporting the Chief Executive Officer in domestic sales activities, and providing assistance to the Chief Executive Officer as requested in respect of overseeing strategic acquisitions. Executive shall attend meetings of senior management of the Company, and shall assist the Company in formulating the Company's long term strategy.

                  (c)      Location of Employment.

                  Executive shall render his services at the Company's principal offices is in Southern California. Executive need not render his duties away from the Company's officer (in Southern California) other than for customary trade shows and sales trips.





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         2.       TERM:

                  (a)      Basic Term.

                  The term of Executive's employment hereunder shall commence as of the date hereof and shall extend through December 31, 2000 unless sooner terminated pursuant to Section 2(b) or 7 hereof ("Termination Sections").

                  (b)      Consultancy Arrangement.

                           (i)      On or after January 1, 2000, and upon
fifteen (15) days' prior written notice by either party, either party may elect, with cause of any kind, to convert this Agreement into a non-exclusive consulting arrangement (the "Consulting Relationship"). Pursuant to the consultancy, the Company may call upon Executive to render up to forty (40) hours per month of service.

                           (ii)     Upon the occurrence (if at all) of the
conversion of the employment relationship to the Consulting Relationship, the $350,000 annual base compensation amount set forth below shall no longer pertain, and the Company shall immediately pay Executive, in one lump sum, the difference between $250,000 and the aggregate amount of payments of base compensation (pursuant to Section 3(a) below) already made to Executive during the Term.

         3.       COMPENSATION AND BENEFITS:

                  (a)      Base Compensation.

                  Notwithstanding anything expressly or impliedly to the contrary herein, Executive will be paid at the annualized rate of $220,000 per year through December 31, 1999 and, subject to Section 2(b) above, $350,000 from January 1, 2000 through December 31,2000.

                  (b)      Provisions For Payment.

                  Executive's compensation shall be payable, at the rate set forth in Section 2(a) in weekly payments per year. Such salary shall be less such deductions as shall be required to be withheld by applicable law and regulations and shall be pro-rated for any period that does not constitute a full twelve (12) month period.

                  (c)      Non Guaranteed Bonus.

                  Employee shall be eligible to participate in all bonus and profit sharing plans as may be adopted by the Company from time to time.




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                  (d)      Guaranteed Bonus.

                           (i)      Upon execution of this Restated Employment
Agreement, Executive shall receive a gross payment of $80,000, less applicable taxes.

                           (ii)     Upon the closing of the sale of the
Company's equity securities on the German Neuer Market (the "German Offering"), Executive shall receive a bonus of $170,000.

                  (e)      Legal Fees.

         Concurrently with the execution of this Agreement, the Company will reimburse Mr. Shapiro the sum of $5,000 to in respect of his legal fees in negotiating this agreement.

                  (f)      YPO Dues.

                           On or after January 1, 2000, but in any event no
later than January 10, 2000, the Company shall reimburse Executive $5,000 for his dues for membership in the Young Presidents Organization (YPO).

         4.       PARTICIPATION IN EXECUTIVE BENEFIT PLANS:

                  (a)      Fringe Benefits.

                  Executive shall be permitted during the Term to participate in any group life, medical, hospitalization, dental, and disability plans, to the extent that Executive is eligible under the provisions of such plans, and such benefits are maintained by the Company for executives of the stature and rank of Executive during the Term hereof, each in accordance with the terms and conditions of such plans (collectively referred to herein as "Fringe Benefits").

                  (b)      Vacation Policy.

                  Executive shall have the right during each year of the term to take an aggregate of four (4) weeks of paid vacation time at such time as may be mutually agreed by the Company and Executive. Notwithstanding anything in any Company manual or policy to the contrary, any unused vacation shall accumulate and Company shall be required to reimburse Executive for such time, at the applicable rate, at the conclusion of the Term.

                  (c)      Expenses.

                  On a monthly basis, Company will reimburse Executive for actual and necessary travel and accommodation costs, entertainment and other business expenses incurred as a necessary part of discharging the Executive's duties hereunder, subject to


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receipt of reasonable and appropriate documentation by Company. If Executive shall undertake any travel on behalf of the Company, Executive shall be furnished first class airfare on international flights, and business class on domestic or continental flights; provided however, in the event that the travel is for less than two hours, Executive shall be furnished with coach air travel. When traveling, Executive shall be furnished with commensurate living accommodations and expenses.

                  (d)      Car Expense.

                  The Company will reimburse Executive $750 per month during the term of the agreement for a car allowance.

                  (e)      Consulting Relationship Benefits.

                  Notwithstanding anything in this Section 4 or elsewhere to the contrary, in the event that Executive elects to covert this arrangement to the Consultancy Relationship, Executive shall no longer be afforded any fringe benefits other than medical and dental benefits, which can continue during the remainder of the term. For the avoidance of doubt, Executive will receive these benefits if Company elects to convert this Agreement into a consulting arrangement.

         5.       OPTIONS:

                  (a)      Vesting.

                  The prior grant to Executive of options to acquire 90,000 shares of the Company's common stock, at an exercise price of $1.65, is hereby ratified. All options shall be deemed vested as of the date of this Agreement. Executive shall have 36 months after the termination of this Agreement to exercise any unexercised options.

                  (b)      Lock-Up.

                  In the event that Executive's relationship with the Company is converted from employment to consulting, the Company shall forthwith use reasonable efforts to cause Executive's shares to be released from such "lock up" provisions.

         6.       CERTAIN COVENANTS OF EXECUTIVE:

                  Without in any way limiting or waiving any right or remedy accorded to Company or any limitation placed upon Executive by law, Executive agrees as follows:

                  (a)      Confidential Information.

                  Executive agrees that, neither during the Term nor at any time thereafter shall the Executive (i) disclose to any person, firm, or corporation not employed by the Company or its affiliates or subsidiaries (a "Protected Company") or not engaged to



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render services to any Protected Company or (ii) use for the benefit of himself, or others, any confidential information of any Protected Company obtained by the Executive prior to the execution of this Agreement, during the Term or any time thereafter, including, without limitation, "know-how" trade secrets, details of supplier's, manufacturer's, distributor's contracts, pricing policies, financial data, operational methods, marketing and sales information or strategies, product development techniques or plans or any strategies relating thereto, technical processes, designs and design projects, and other proprietary information of any Protected Company; provided, however, that this provision shall not preclude the Executive from (x) upon advice of counsel, making any disclosure required by any applicable law or (y) using or disclosing information known generally to the public (other than information known generally to the public as a result of any violation of this Section 6(a) by or on behalf of the Executive).

                  (b)      Property of Company.

                  Any interest in trademarks, servicemarks, copyrights, copyright applications, patents, patent applications, slogans, developments and processes which the Executive, during the Term, may develop relating to the Business of the Company in which the Company may then be engaged and any memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the business of any Protected Company shall belong and remain in the possession of any Protected Company, and shall be delivered to the Company promptly upon the termination of the Executive's employment with Company or at any other time on request.

                  (c)      Conduct after the Term.

                  For a period of two years after the expiration of this Agreement, Executive shall not induce any Employee of the Company to leave or terminate their employment relationship.

         7.       TERMINATION:

                  (a)      Termination Upon Death or Disability.

                  If during the Term, Executive should (i) die or (ii) become so physically or mentally disabled whether totally or partially, that Executive is unable to perform the duties, functions and responsibilities required hereunder for (aa) a period of three (3) consecutive months or (bb) shorter periods aggregating to four (4) months within any period of twelve (12) months ("Disability"), then in such event, Company may, at any time thereafter, by 30 days written notice to Executive, terminate Executive's employment hereunder. Executive agrees to submit to reasonable medical examinations upon the reasonable request of Company. The existence of Executive's disability for the purposes of this Agreement shall be determined by a reputable physician selected by Company who is experienced in the relevant field of medicine. If Executive's services are terminated, as aforesaid, Executive or the designated beneficiary of Executive, shall


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be entitled to receive Executive's salary, accruing at the rate set forth in
Section 2(a), accrued share of any bonus for that Fiscal Year (if any such plan shall have been adopted and earned through the date of Executive's termination) and continuing thereafter for an additional period of two (2) months.

                  (b)      By Resignation, or By Company for Cause.

                  If Executive=s employment with Company terminates due to his voluntary resignation or if the Company terminates Executive's employment due to Cause (as defined below), Company shall pay Executive all accrued Base Compensation (with no Bonus for the year in which the termination of employment took place), but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter Company's obligations hereunder shall terminate. "Cause" means (i) willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment; (ii) a willful act by the Executive which constitutes misconduct and which is materially injurious to the Company; (iii) a willful breach by the Executive of a material provision of this Agreement after written notice and such breach has not been cured for 10 days; or (iv) a felony conviction or a material and willful violation of a federal or state law or regulation applicable to the business of the Company. As of and through the date hereof, the Company acknowledges that no "cause" exists to terminate this Agreement.

                  (c)   Termination Without Cause.

                  Subject to paragraph 7(d) below, If Executive's employment is terminated without Cause, the Company shall continue to pay Executive the remaining compensation owing to him, as well as the executive benefits set forth in Section 3(b) and 3(d), all in accordance with the Company's normal payroll policies.

                  (d)      Effect of  Mitigation.

                  In the event that Executive's services to Company are terminated for any reason prior to the completion of the Term hereof, or in the event that Executive terminates this Agreement based upon the Company's material failure to perform its obligations hereunder, any compensation earned by Executive in a salaried position after the date of such termination shall reduce or mitigate the amounts payable by the Company hereunder; provided however, in no event shall this provision be construed as establishing an affirmative duty of Executive to mitigate such amounts.




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                  (e)       Designation of Beneficiary.

                  The parties hereto agree that Executive shall designate, by written notice to the Company, a beneficiary to receive the payments described in Section 7(a) in the event of his death and the designation of any such beneficiary may be changed by Executive from time to time by written notice to the Company. In the event the Executive fails to designate a beneficiary as herein provided, any payments which are to be made to Executive's designated beneficiary under Section 7(a) shall be made to the Executive's widow, if any, during his lifetime. If Executive has no designees or widow, such payments shall be paid to the Executive's estate.

         8.       EXECUTIVE'S REPRESENTATIONS AND WARRANTIES:

                  (a)      Right to Enter Into Agreement.

                  Executive has the unfettered right to enter into this entire Agreement on all of the terms, covenants and conditions hereof; and Executive has not done or permitted to be done anything which may curtail or impair any of the rights granted to Company herein.

                  (b)      Breach Under Other Agreement or Arrangement.

                  Neither the execution and delivery of this Agreement nor the performance by Executive of any of his obligations hereunder will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Executive is a party or by which Executive is bound.

                  (c)      Services Rendered Deemed Special, Etc.

                  Executive acknowledges and agrees that the services to be rendered by him hereunder are of a special, unique, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be adequately compensated for in an action at law and that a breach of any term, condition or covenant hereof will cause irreparable harm and injury to Company and in addition to any other available remedy Company will be entitled to seek injunctive relief.

         9.       USE OF NAME:

                  Company shall have the right during the Term hereof to use Executive's name, biography and approved likenesses in connection with Company's business, including advertising their products and services; and Company may grant such rights to others, but not for use as a direct endorsement.




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         10.      ARBITRATION:

                  Any dispute whatsoever arising out of or referable to this Agreement, including, without limitation, any dispute as to the rights and entitlements and performance of the parties under this Agreement or concerning the termination of Executive's employment or of this Agreement or its construction or its validity or enforcement, or as to the arbitrator's jurisdiction, or as to the arbitrability of any such dispute, shall be submitted to final and binding arbitration in Los Angeles, California by and pursuant to the Labor Arbitration Rules of the American Arbitration Association with discovery proceedings pursuant to Section 1283.05 of the California Code of Civil Procedure. The arbitrator shall be entitled to award any relief which might be available at law or in equity, including that of a provisional, permanent or injunctive nature. The prevailing party in such arbitration as determined by the arbitrator, or in any proceedings in respect thereof as determined by the person presiding, shall be entitled to receive its or his reasonable attorneys' fees incurred in connection therewith.

         11.      NOTICES:

                  Any notice, consent or other communication under this Agreement shall be in writing and shall be delivered personally, telexed, sent by facsimile transmission or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission or overnight courier, or if mailed three (3) days after the date of deposit in the United States or Canada mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                  To Company:

                           Team Communications Group, Inc.
                           12300 Wilshire Boulevard
                           Los Angeles, California 90025
                           Att. Chief Executive Officer
                           Tel: 310\ 442-3500
                           Fax: 310\ 442-3501

                  To Executive:

                           Jonathan D. (Jody) Shapiro
                           25439 Colette Way
                           Calabasas, California 91312
                           Tel: 818\ 880-9109
                           Fax: 818\ 880-9109




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                  With a copy to:

                           Joel Fishman, Esq.
                           Law Offices of Joel Fishman
                           12100 Wilshire Blvd., Suite 780
                           Los Angeles, California  90025
                           Tel: 310\ 979-9233
                           Fax: 310\ 979-9133

         12.      COMPLETE AGREEMENT; MODIFICATION AND TERMINATION:

                  This Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by Company, supersedes all existing agreement between them concerning Executive's employment. This Agreement may be amended, modified, superseded or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right or remedy, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

         13.      GOVERNING LAW:

                  This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to agreements entered into and performed entirely within such State.

         14.      HEADINGS:

                  The headings in this Agreement are solely for the convenience of reference and shall not affect its interpretation.





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                  WHEREFORE, the parties hereto have executed this Agreement as of this 29th day of October, 1999.

                          Team Communications Group, Inc.


                          By: /s/ DREW S. LEVIN
                             ------------------------------------------------
                             Drew Levin, Chairman and Chief Executive Officer



Agreed  and Accepted:


/s/ JONATHAN D. SHAPIRO
----------------------------------
Jonathan D. Shapiro






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